Exhibit 4.7


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                DST SYSTEMS, INC.

                             A DELAWARE CORPORATION

                  AS AMENDED AND RESTATED ON FEBRUARY 26, 2004


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS


     Section 1. PLACE OF MEETINGS. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting.

     Section 2. ANNUAL MEETINGS. The annual meeting of the stockholders, at which they shall elect directors and transact such other business as may properly be brought before the meeting, shall be held on the second Tuesday of May in each year unless the Board of Directors shall designate some other date therefor in April, May or June.

     To be properly brought before the meeting, business must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the meeting by a stockholder, the stockholder must have delivered timely notice thereof in writing to the Secretary of the Corporation. To be timely, such a stockholder's notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the last annual meeting of the Corporation. In the event that the annual meeting is designated by the Board of Directors to be held at a date other than the second Tuesday in May and public announcement of such meeting

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by the  Corporation  is made  less  than  60 days  prior  to such  meeting,  the stockholder's notice must be so delivered not later than 15 days following the day on which such public announcement was first made by the Corporation, and not earlier than 120 days prior to such annual meeting. For purposes of these Bylaws, "public announcement" shall mean disclosure (i) in any press release distributed by the Corporation, (ii) published by the Corporation on its website or (iii) included in a document publicly filed by the Corporation with the Securities and Exchange Commission. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and the name and address of record under which such stock is held and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2 of Article I; PROVIDED, HOWEVER, that nothing in this Section 2 of Article I shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     The Chairman of the annual meeting shall have the power to determine whether or not business was properly brought before the meeting in accordance with the provisions of this Section 2 of Article I, and, if the Chairman should determine that any such business was not properly brought before the meeting, the Chairman shall so declare to the meeting and any such business shall not be transacted.

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     Section 3. NOTICE OF ANNUAL MEETINGS. Written notice of each annual meeting of the stockholders stating the place, day and hour of the meeting, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 4. QUORUM. Except as otherwise required by statute, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority in number of shares of the stock issued and outstanding and entitled to vote, shall constitute a quorum at all meetings of the stockholders. If, at any such meeting, such quorum shall not be present or represented, the stockholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 5. VOTING. The holders of Common Stock shall be entitled to vote on the basis of one vote for each share held, except that in all elections for directors, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him, multiplied by the number of directors to be elected at such election, and each stockholder may cast the whole number of votes he has the right to cast either in person or by proxy, for one candidate or distribute them among two or more candidates. The Preferred Stock shall have such voting rights as may be provided in applicable Certificates of Designation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize, either in writing or by electronic transmission, another person or persons to act for him or her by proxy, the form of which is

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reasonably acceptable to the Corporation's Secretary; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 6. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Board of Directors shall cause the officer who has charge of the stock ledger of the corporation to prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares of common stock and preferred stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 7. INSPECTORS. For each meeting of stockholders there shall be appointed by the Board of Directors or by the Chairman of the meeting three (3) inspectors of election. If any inspector shall fail or be unable to serve as inspector or for any reason be unable to complete his duties, an alternate inspector shall be appointed by the Board of Directors or the Chairman of the meeting. The inspectors of election shall examine and canvass the proxies and ballots, and make and submit a signed report of the votes cast at the meeting, which shall be entered at large upon the records.

     Section 8. INSPECTORS' OATH. An inspector, before he enters into the duties of his office, shall take and subscribe an oath substantially in the following form before any officer authorized by law to administer oaths:

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          "I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability."

     Section 9. SPECIAL MEETING. Special meetings of the stockholders for any purpose or purposes may be called only in accordance with Article Fifth, Section E of the Certificate of Incorporation of the Corporation.

     Section 10. ORGANIZATION. The Chairman of the Board of Directors, and, if none or in his absence, the Chief Executive Officer, the President or one of the Vice Presidents, shall call meetings of the stockholders to order and act as Chairman of such meeting. In the absence of all these officers, the Board of Directors may appoint a Chairman of the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but the Board of Directors may designate an Assistant Secretary for that purpose before the meeting and, if no such designation shall have been made, then such designation may be made by the Chairman of the meeting. The conduct of any meeting of the stockholders shall be governed by such rules, regulations and procedures as the Chairman of the meeting, in his sole and exclusive discretion shall determine.

     Section 11. STOCKHOLDER NOMINATION OF DIRECTORS. Only a stockholder who owns beneficially at least one percent (1%) of the securities outstanding and entitled to vote at a meeting of stockholders at which directors are to be elected may seek to make a director nomination for such meeting to the Corporate Governance/Nominating Committee and shall do so by delivering a notice in writing (the "Stockholder's Notice") to the Secretary of the Corporation which complies with, and sets forth the information required by, this Section. A Stockholder's Notice relating to an Annual Meeting shall be submitted, not less than 90 days, nor more than 120 days, prior to the anniversary of the last annual meeting of the Corporation, to the

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Corporate Governance/Nominating  Committee. In the event that the Annual Meeting is designated by the Board of Directors to be held at a date other than the second Tuesday in May and public announcement of such meeting by the Corporation is made less than 60 days prior to such meeting, the Stockholder's Notice must be so delivered not later than 15 days following the day on which such public announcement was first made by the Corporation, and not earlier than 120 days prior to such Annual Meeting. To be timely for a special stockholders' meeting, the Stockholder's Notice must be received by the Secretary of the Corporation not later than 15 days following the day on which the first public announcement of the date of such special stockholders' meeting was made by the Corporation. For purposes of these Bylaws, "public announcement" shall mean disclosure (i) in any press release distributed by the Corporation, (ii) published by the Corporation on its website or (iii) included in a document publicly filed by the Corporation with the Securities and Exchange Commission. The information required in connection with each such nomination shall include: (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and the name and address of record under which such stock is held. The Stockholder's Notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. The Corporation may require any proposed nominee or stockholder proposing a nominee to furnish such other information as may reasonably be

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required by the  Corporate  Governance/Nominating  Committee  to  determine  the eligibility of such proposed nominee to serve as a director of the Corporation or to properly complete any proxy or information statement used in connection with the solicitation of proxies in connection with such Election Meeting.

     Section 12. DEFECTIVE NOMINATIONS. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law.


                                   ARTICLE II

                               BOARD OF DIRECTORS


     Section 1. GENERAL POWERS. The general management of the business and affairs and all the corporate powers of the Corporation shall be vested in and exercised by its Board of Directors which shall exercise all of the powers of the Corporation except such as are by statute, or by the Certificate of Incorporation or by these By-Laws, conferred upon or reserved to the stockholders. The directors shall act only as a Board and the individual directors shall have no power as such.

     Section 2. NUMBER, TERM AND QUALIFICATIONS. The number of directors shall not be less than three nor more than eleven, the exact number of directors to be determined from time to

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time by resolution adopted by a majority of the whole Board.  Directors need not be stockholders.

     The Board of Directors shall be divided into three classes as nearly equal in number as reasonably possible. At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class.

     Section 3. ELECTION OF DIRECTORS. Directors shall be elected at the annual meetings of stockholders by ballot in the manner provided in these By-Laws and the Certificate of Incorporation.

     Section 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships and vacancies which shall occur in the Board of Directors because of death, resignation, disqualification or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, pursuant to
Section 223 of the General Corporation Law of Delaware and the Corporation's Certificate of Incorporation. Such directors may, by resolution, eliminate any vacant directorship thereby reducing the size of the whole Board of Directors but in no event shall the size of the Board of Directors be reduced to less than three directors. No decrease in the Board of Directors shall shorten the term of any incumbent directors.

     Section 5. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation

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shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6. ORGANIZATION. The Board of Directors shall hold its organizational meeting as soon as practicable after the Annual Meeting of Stockholders. The Chairman of the Board of Directors, or, if none or in his absence, the President, shall preside at all meetings of the Board of Directors.

     Section 7. PLACE OF MEETINGS. The Board of Directors may hold its meetings, both regular and special, at such place or places, within or without the State of Delaware as determined by the Board of Directors.

     Section 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and at such places as shall from time to time be determined by the Board of Directors.

     Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at the request of the Chairman of the Board of Directors, the Executive Committee, the President, or of any three members of the Board of Directors. Notice of the time and place of such meeting shall be given either by mail to each director at least three (3) days before such meeting or personally, by telephone, courier, facsimile or other electronic means to each director at least twelve (12) hours before such meeting.

     Section 10. QUORUM. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In

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the  absence of a quorum,  a majority of the  directors  present may adjourn the meeting from time to time until a quorum be present, without notice other than by announcement at the meeting.

     Section 11. REPORT TO STOCKHOLDERS. The President and Board of Directors shall make a report or statement of the affairs of the Corporation at each regular meeting of the stockholders subsequent to the first annual meeting.

     Section 12. COMPENSATION. The directors may receive reasonable fees to be determined from time to time by the Board of Directors for services actually performed in attending meetings and for other services actually performed and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. A director who is, at the same time, an officer or employee of the Corporation or an officer or employee of a subsidiary or affiliate more than 50% owned by the Corporation, shall not be entitled to receive any compensation or fee for service as a director or as a member of any committee of the Board of Directors.

     Section 13. CONSENT OF DIRECTORS IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation or By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee.

     Section 14. TELEPHONE MEETINGS. The Board of Directors, and all committees thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting

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can hear each other, and  participation in a meeting pursuant to this Section 14 shall constitute presence in person at such meeting.


                                   ARTICLE III

                                   COMMITTEES


     Section 1. EXECUTIVE COMMITTEE; ORGANIZATION AND POWERS. There may be an Executive Committee to consist of two or more directors, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Executive Committee by vote of a majority of the whole Board of Directors and one member of the Executive Committee shall be elected as Chairman by the vote of a majority of the whole Board of Directors. The members of the Executive Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible.

     When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation as permitted by Delaware law in all cases in which specific directions shall not have been given by the Board of Directors including, but not limited to, the power to declare dividends on the common and preferred stock of the Corporation, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.

     Section 2. CORPORATE GOVERNANCE/NOMINATING COMMITTEE; ORGANIZATION AND POWERS. There shall be a Corporate Governance/Nominating Committee to consist of two or more directors

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who are independent under and as required by applicable laws,  regulations,  and stock exchange listing standards, the number of committee members being fixed from time to time by resolution adopted by a majority vote of the whole Board of
Directors.    The   Board   shall   elect   the   members   of   the   Corporate
Governance/Nominating Committee by vote of a majority of the whole Board of Directors, and one member of the Corporate Governance/Nominating Committee shall be elected its Chairman by vote of a majority of the whole Board of Directors. The members of the Corporate Governance/Nominating Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible.

     The Corporate Governance/Nominating Committee shall have (a) the power and duty to recommend to the Board of Directors suitable nominees for election to the Board of Directors by the stockholders or by the remaining members of the Board of Directors, to fill newly created directorships and any vacancies which shall occur, and to recommend to the Board of Directors corporate governance guidelines for the Corporation, and (b) the power to meet with and consider suggestions from such other members of the Board of Directors, stockholders, members of management, consultants and other persons, firms or corporations as it deems necessary or advisable in the premises to assist it in making such recommendations and to perform any other responsibilities the Board of Directors confers upon it.

     Section 3. COMPENSATION COMMITTEE; ORGANIZATION AND POWERS. There shall be a Compensation Committee to consist of two or more directors who are independent under and as required by applicable laws, regulations, and stock exchange listing standards, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Compensation Committee by vote of a majority of the whole Board of Directors, and one member of the Compensation

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Committee  shall be elected its  Chairman by the vote of a majority of the whole
Board of Directors. The members of the Compensation Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible.

     The Compensation Committee shall have the power: to authorize and fix salaries for any officers and any employees of the Corporation; to administer the incentive compensation plans of the Corporation in accordance with the powers and authority granted in such plans; to determine any incentive allowances to be made to officers and staff of the Corporation and its subsidiaries; to administer all stock option plans, stock purchase plans and other equity ownership, compensation and benefit plans of the Corporation and its subsidiaries; and to perform any other responsibilities the Board of Directors confers upon it.

     Section 4. AUDIT COMMITTEE; ORGANIZATION AND POWERS. There shall be an Audit Committee to consist of three or more directors who are independent under and as required by applicable laws, regulations, and stock exchange listing standards, the number of Committee members being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Audit Committee by vote of a majority of the whole Board of Directors and one member of the Audit Committee shall be elected as Chairman by a vote of a majority of the whole Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors to serve staggered three-year terms.

     The Audit Committee shall have the power and the duty to meet with and consider suggestions from members of management and of the Corporation's internal audit staff, as well as with the Corporation's independent accountants, concerning the financial operations of the Corporation. The Audit Committee shall additionally have the power to review audited financial statements of the Corporation and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services and to perform any other responsibilities the Board of Directors confers upon it.

     Section 5. OTHER COMMITTEES. There shall be any other committees of the Board of Directors as is established by the Board of Directors. The Board of Directors shall fix the number of members of any such committee from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors may establish requirements for membership on any such committee. The Board of Directors shall elect the members of any such committee by vote of a majority of the whole Board of Directors, and one member of the committee shall be elected its Chairman by the vote of a majority of the whole Board of Directors. The Board of Directors shall establish and, if it chooses, may stagger the terms of the members of any such committee. Any such committee shall have the powers and duties the Board of Directors confers upon it.

     Section 6. RULES, RECORDS AND REPORTS. The Committees may make and adopt such rules and regulations governing their proceedings as they may deem proper and which are consistent with the Certificate of Incorporation, these By-Laws, and any applicable laws, regulations, or stock exchange listing standards. The Committees shall keep a full and accurate record of all their acts and proceedings and report the same from time to time to the Board of Directors.

     Section 7. MEETINGS. Regular meetings of the Committees shall be held at such times and at such places as from time to time may be fixed by the Committees. Special meetings of the Committees may be held at such other times as may in the judgment of the Chairman or, he

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being absent,  in the judgment of a committee  member,  be necessary.  Notice of regular meetings need not be given. Notice of special meetings shall be given to each member by mail not less than three (3) days before the meeting or personally, by courier, telephone, facsimile or other electronic means to each member not less than twelve (12) hours before the meeting, unless the Chairman of the Committee, or a member acting in that capacity in his absence, shall deem a shorter notice expedient.

     Section 8. QUORUM. A majority of members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present shall be the act of the committee (except with respect to the Compensation Committee, in which any act of the Compensation Committee when acting as the Stock Option Plan Committee under any stock option plan, must be authorized and approved by at least two (2) members).

     Section 9. SUBCOMMITTEES. A committee may appoint such subcommittees as it shall deem necessary.

     Section 10. VACANCIES. Any vacancy in a committee shall be filled by a majority of the whole Board of Directors.

     Section 11. SUBSTITUTE MEMBERS. Whenever at any time a member of any committee shall be absent from a meeting of that committee and it shall be necessary in order to constitute a quorum or, for other reason, it may be deemed expedient or desirable, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously designate a director (subject to the eligibility requirements applicable to the committee) to serve and act in his stead; and in the event that the absence of a committee member shall be prolonged, such substitute member may, subject to the approval of the committee, continue to act for the term of its duration. A director so designated shall rank as a duly qualified member of the committee during incumbency, and shall be entitled to participate in its deliberations with the same force and effect as if elected in the manner herein elsewhere provided.

     Section  12.  COMPENSATION.  Subject  to the  provisions  of  Section 12 of
Article II of these By-Laws, each member of any committee may receive a reasonable fee to be fixed by the Board of Directors for services actually performed in attending meetings, and for other services actually performed, and shall receive expenses of attendance, if any actually incurred by him for attendance at any meeting of the committee.


                                   ARTICLE IV

                         OFFICERS, AGENTS AND EMPLOYEES


     Section 1. ELECTION OF OFFICERS. The Board of Directors at its annual organizational meeting, may elect a Chairman of the Board of Directors and shall elect a President of the Corporation, who shall be a member of the Board of Directors. The Board of Directors may elect a Chief Executive Officer and a Chief Operating Officer.

     Section 2. VICE PRESIDENTS. The Board of Directors may, in its discretion, appoint one or more Executive Vice Presidents and one or more additional Vice Presidents with such designations as the Board of Directors deems appropriate.

     Section 3. OTHER OFFICERS. The Board of Directors shall appoint a Secretary and a Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries, and one or more Assistant Treasurers, and appoint and designate the titles of such other officers as the Board of Directors deems appropriate.

     Section 4. POWERS, DUTIES AND RESPONSIBILITIES. The powers, duties and responsibilities of the officers and employees of the Corporation, which are not prescribed by statute, by the Certificate of Incorporation or by these By-Laws, may be defined in rules or regulations adopted and from time to time or modified or changed by the Board of Directors.

     Section 5. VACANCIES. The Board of Directors shall, as soon as practicable, fill any vacancy in the office of President. Any vacancy in any other office may be filled temporarily by the Chairman of the Board of Directors, or President. In case of temporary incapacity or absence of any of the officers, the Chairman of the Board of Directors, or the President, may make an appointment pro tem and confer on such appointee full power and authority to act in place of any of said officers or appointees so temporarily incapacitated or absent; but such appointment shall be subject to change by the Board of Directors or by the Executive Committee at any regular or special meeting.

     Section 6. RESIGNATIONS. Any officer may resign at any time giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 7. REMOVALS. All officers and agents of the Corporation shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors present at any meeting. All officers and employees not appointed by the Board of Directors shall hold their positions at the discretion of the Executive Committee or of the officer appointing them.

     Section 8. TERM OF OFFICE. The officers of the Corporation shall hold office for one year and until their successors shall have been duly elected or appointed and qualified, or until they shall die, resign or be removed.

     Section 9. SALARIES. The salaries of executive officers elected or appointed by the Board of Directors or by the Executive Committee may be fixed by the Compensation Committee. The salaries of all officers and employees not fixed by the Compensation Committee shall be fixed by the President, or by the heads of departments subject to the approval of the President; provided, however, that the compensation of all officers and employees shall be subject to the control of the Board of Directors or of the Compensation Committee.

     No special  compensation  shall be paid to any officer or  employee  unless
authorized  by  the  Board  of  Directors,   the  Executive   Committee  or  the
Compensation Committee.


                       CHAIRMAN OF THE BOARD OF DIRECTORS

     Section 10. DUTIES. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Stockholders and the Board of Directors at which he is present and perform such other duties as the Board of Directors may prescribe. In his absence, the President shall discharge the duties of the Chairman of the Board of Directors.


                       CHAIRMAN OF THE EXECUTIVE COMMITTEE

     Section 11. DUTIES. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. In the absence of the Chairman of the Executive Committee, his duties shall be discharged by the President.


                                    PRESIDENT

     Section 12. GENERAL POWERS AND DUTIES. The President shall have the general care, supervision and control of the Corporation's business and operation in all departments under control of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe and shall perform such other duties as are incidental to the office of President. In the event there is no Chairman of the Board or in the absence or incapacity of the Chairman of the Board of Directors, he shall preside at all meetings of the Board of Directors and stockholders.

     Section 13. APPOINTMENTS. Except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, the President may employ such persons as he shall deem necessary for the proper management of the business and property of the Corporation.


                                 VICE PRESIDENTS

     Section 14. POWERS AND DUTIES. The Vice Presidents shall have such powers and perform such duties as shall from time to time be conferred and prescribed by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors or the President.


                                    SECRETARY

     Section 15. DUTIES. The Secretary, or, in his absence, an Assistant Secretary, shall attend all meetings of the stockholders, of the Board of Directors and of the Committees of the Board of Directors.

     Section 16. NOTICE OF MEETINGS. The Secretary, or any Assistant Secretary, shall give due notice of all meetings of the stockholders and of the Board of Directors and of the Executive Committee, where such notice is required by law, by the Certificate of Incorporation, by these By-Laws, by the Board of Directors or by the Executive Committee.

     Section 17. CUSTODY OF SEAL. The Secretary shall be custodian of the seal of the Corporation and of its records, and of such papers and documents as may be committed to his care by the Board of Directors or of the Executive
Committee. He shall have power to affix the seal of the Corporation to instruments to which the same is authorized to be affixed by the Board of Directors or by the Executive Committee, and shall have power to attest the same. He shall perform such other duties as may be assigned to him by the Chairman of the Board of Directors (if any), the President, the Board of Directors or the Executive Committee, or as may be prescribed in the rules or regulations to be adopted by the Board of Directors.

     Section 18. DUTIES OF ASSISTANT SECRETARIES. The Assistant Secretary or Secretaries shall perform the duties of the Secretary in his absence and such duties as may be assigned to him or them by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, or the President, or as may be prescribed in the rules or regulations, if any, to be adopted by the Board of Directors or the Executive Committee; and, he or they shall have the power to affix the corporate seal to instruments and to attest the same, and to sign the certificates of stock of the Corporation.


                                    TREASURER

     Section 19. DUTIES. The Treasurer shall receive, keep and disburse all moneys, belonging or coming to the Corporation; he shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports of the same to the President, to the Board of Directors or to the Executive Committee, through the Chairman of said Board of Directors or Committee, as and when required.

     Section 20. OTHER DUTIES. The Treasurer shall perform such other duties in connection with the administration of the financial affairs of the Corporation as the Board of Directors, the

Executive Committee, the Chairman of the Board of Directors, or the President shall assign to him or as may be prescribed in the rules or regulations to be adopted by the Board of Directors or the Executive Committee. The Treasurer shall give bond in such amount as shall be required by the Board of Directors or by the Executive Committee. Any Assistant Treasurer appointed pursuant to the provisions of these By-Laws shall also give bond in such amount as shall be required by the Board of Directors or by the Executive committee.


                                    ARTICLE V

                              CERTIFICATE OF STOCK


     Section 1. PROVISION FOR ISSUE, TRANSFER AND REGISTRATION. The Board of Directors shall provide for the issue, transfer and registration of the capital stock of the Corporation and for that purpose may appoint the necessary officers, transfer agents and registrars of transfers.

     Section 2. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned.

     Section 3. FACSIMILE SIGNATURES OF CERTIFICATES. Where a certificate is countersigned (1) by a Transfer Agent or an Assistant Transfer Agent or by a Transfer Clerk acting on behalf of the Corporation and (2) by a Registrar, the signature of the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. Record shall be kept by the Transfer Agent of the number of each certificate, the date thereof, the name of the person owning the shares represented thereby, and the number of shares. Every certificate surrendered to the Corporation for transfer or otherwise in exchange for a new certificate shall be cancelled by perforation or otherwise with the date of cancellation indicated thereon.

     Section 4. TRANSFER OF STOCK. Transfer of stock of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Transfer Agent of the Corporation, and on surrender for cancellation of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation and no one else shall be deemed the owner thereof as regards the Corporation.

     Section 5. REGISTRAR AND TRANSFER AGENT. The Corporation shall at all times maintain a registrar, which shall in every case be a bank or trust company, and a transfer agent, to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and registration and transfer of the Corporation's stock certificates shall be in accordance with the rules and regulations of said stock exchange. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     Section 6. CLOSING OF TRANSFER BOOKS; RECORD DATE. The Board of Directors may close the stock transfer books of the Corporation for a period not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock and, in such case, such stockholders and only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                   ARTICLE VI

                                      SEAL


     Section 1. The authorized seal shall have inscribed thereon the name of the Corporation, the year of incorporation and the name of the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.


                                   ARTICLE VII

                                   FISCAL YEAR


     Section 1. The fiscal year of the Corporation shall commence on the first day of January of each year.

                                  ARTICLE VIII

                                     NOTICES


     Section 1. FORM OF NOTICE. Where notice, other than by publication, is required to be given by Delaware law, the Certificate of Incorporation or By-Laws, notice to directors and stockholders shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such directors or stockholders at such address as appears on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given personally, by courier, telephone, facsimile or other electronic means or in such other manner as may be provided in these By-Laws.

     Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.


                                   ARTICLE IX

                 INDEMNIFICATIONS, AMENDMENTS AND MISCELLANEOUS


     Section 1. INDEMNIFICATION.  Directors, officers, employees or agents shall
be   indemnified   only  as  provided  in  the   Corporation's   Certificate  of
Incorporation.

     Section 2. AMENDMENTS. These By-Laws may only be altered, amended or repealed in accordance with the Corporation's Certificate of Incorporation.

     Section 3. PROXIES. Unless otherwise provided by resolution of the Board of Directors, the President or, in his absence or disability, a Vice President, from time to time in the name and on behalf of the Corporation: may appoint an attorney or attorneys, agent or agents of the Corporation (who may be or include himself), in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock of other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or to consent in writing to any action by such other corporation; may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent; and may execute or cause to be executed in the name or on behalf of the Corporation and under its corporate seal all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.

                                 CERTIFICATION

The above and foregoing is a true and correct copy of the By-Laws of DST Systems, Inc. amended and restated on February 26, 2004.



                                                /S/ Randall D. Young
                                                ------------------------
                                                Randall D. Young
                                                Secretary